UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
Crescent Real Estate Equities Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware	333-42293	75-2531304
(State or other jurisdiction	(Commission	(IRS Employer
of organization)	File Number)	Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2007, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the “Partnership”), and certain of its subsidiaries and affiliates (the “Sellers” and, collectively with the Partnership, “Crescent”), and Walton TCC Hotel Investors V, L.L.C., a Delaware limited liability company (the “Purchaser”), had entered into a series of Purchase and Sale Agreements (collectively, the “Original Purchase Agreement”) pursuant to which, among other things, (a) the Sellers agreed to sell to the Purchaser all of the Sellers’ rights, title and interest in the Fairmont Sonoma Mission Inn & Spa®, the Sonoma Golf Club, the Ventana Inn & Spa®, the Park Hyatt Beaver Creek Resort & Spa, the Omni Austin hotel, the Denver Marriott hotel and the Renaissance Houston hotel and (b) the Partnership agreed to guaranty certain obligations of the Sellers under the Original Purchase Agreement. The Original Purchase Agreement became effective on March 10, 2007. The Purchaser paid an earnest money deposit of approximately $11,000,000. The Purchaser had the right to terminate the Original Purchase Agreement and receive a refund of the earnest money deposit until the expiration of a due diligence period on March 26, 2007. The Original Purchase Agreement provided that if the Purchaser has not terminated the Original Purchase Agreement by the expiration of the due diligence period, the earnest money deposit becomes nonrefundable.
     On March 23, 2007, Crescent and the Purchaser entered into a series of amendments to the Original Purchase Agreement (collectively, the “Amendment”), effective as of March 5, 2007, in order to extend the due diligence period by one week to April 2, 2007, and to agree to sell an office property in Austin for an aggregate purchase price of approximately $75,500,000 in addition to the hotels included in the Original Purchase Agreement.
     The closing of the transactions contemplated by the Original Purchase Agreement, as amended by the Amendment (as amended, the “Purchase Agreement”), is subject to the satisfaction of certain customary closing conditions. There can be no assurance that the conditions will be met or that the transaction will be consummated. The parties to the Purchase Agreement continue to anticipate that the closing will occur during the second quarter of 2007. Neither the Company, nor the Partnership, nor any of the Sellers or any affiliate of the foregoing, has a material relationship with Purchaser, other than pursuant to the Purchase Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
	By:	Crescent Real Estate Equities, Ltd.
Its General Partner

Date: March 29, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary